UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 12, 2023
___________
VIPER ENERGY PARTNERS LP
(Exact Name of Registrant as Specified in Charter)

DE	001-36505	46-5001985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition.

Viper Energy Partners LP (“Viper”) presents in this Item 2.02 certain information for the quarter ended September 30, 2023 regarding its derivative activity.

Derivatives

As of the filing date, Viper had the following outstanding derivative contracts. Viper’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Deferred Premium Puts - WTI (Cushing)	16,000	14,000	12,000	—	—
Strike	$56.25	$58.57	$60.00	—	—
Premium	$(1.70)	$(1.54)	$(1.50)	—	—

Costless Collars WTI (Cushing)	—	6,000	6,000	—	—
Floor	$—	$65.00	$65.00	—	—
Ceiling	$—	$95.55	$95.50	—	—

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Midland-Cushing Basis Swabs	4,000	—	—	—	—
Swap Price	$1.05	—	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Natural Gas Basis Swaps - Waha Hub	30,000	30,000	30,000	30,000	30,000
Swap Price	$(1.33)	$(1.20)	$(1.20)	$(1.20)	$(1.20)
Q3 2023 Guidance Update

On October 12, 2023, Viper reaffirmed the production and cost guidance for the third quarter of 2023 that it released on July 31, 2023.

Item 7.01. Regulation FD Disclosure.

Pending Acquisition Update

As previously reported, on September 4, 2023, Viper and its operating subsidiary Viper Energy Partners LLC (“Viper OpCo”), as buyer parties, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP (collectively, “Sellers,” and affiliates of Warwick Capital Partners and GRP Energy Capital), providing for an acquisition by Viper OpCo of all of Sellers’ right, title and interest in and to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas, and other hydrocarbons (the “Pending Acquisition”).

In connection with the Pending Acquisition and the Notes Offering discussed under Item 8.01 below, Viper is furnishing on this Current Report on Form 8-K the following information: (i) the audited statements of revenues and direct operating expenses of Sellers for the years ended December 31, 2022 and 2021, attached hereto as Exhibit 99.1, (ii) the unaudited statements of revenues and direct operating expenses of Sellers for the six months ended June 30, 2023 and 2022, attached hereto as Exhibit 99.2; and (iii) the unaudited pro forma condensed combined statements of revenues and direct operating expenses (the “pro forma financial statements”), which have been prepared from the respective historical consolidated financial statements of Viper and Sellers’ statements of revenues and direct operating expenses for the six months ended June 30, 2023 and the year ended December 31, 2022, attached hereto as Exhibit 99.3.

The historical and pro forma financial statements referenced above are provided solely to satisfy Regulation FD requirements and are not intended to comply with Item 9.01 of Form 8-K. The financial statements and pro forma financial information required by Item 9.01 of Form 8-K will be filed by Viper on Form 8-K in compliance with the requirements of the Securities and Exchange Commission (the “SEC”) by not later than 71 calendar days after the date that the initial report on Form 8-K must be filed in connection with the closing of the Pending Acquisition. Viper currently anticipates that the Pending Acquisition will close during the fourth quarter of 2023.

The foregoing (including the information presented in Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibits 99.1, 99.2, 99.3 and 99.4 that is provided solely in connection with Regulation FD.

Estimated Pro Forma Cash Flows and Production

After giving pro forma effect to the Pending Acquisition as if it had occurred on January 1, 2023, Viper would have had approximately 1,222 MBOE of aggregate incremental production during the six months ended June 30, 2023. Assuming (i) an average realized price, (ii) production and ad valorem taxes and (iii) cash general and administrative expense for this additional production equal to Viper’s for the same period ($48.55 per BOE, $3.88 per BOE and $0.63 per BOE, respectively), Viper would have realized additional cash flows from operating activities for the six months ended June 30, 2023 of approximately $53.8 million attributable to the Pending Acquisition.

Estimated Pro Forma Acreage and Reserves

After giving pro forma effect to the Pending Acquisition, Viper’s mineral and royalty interests at June 30, 2023 would have totaled approximately 32,000 net royalty acres in the Permian Basin, approximately 50% of which are operated by Diamondback Energy, Inc. As of June 30, 2023 after giving pro forma effect to the Pending Acquisition, there were approximately 1,841 gross horizontal wells in the process of development on Viper’s pro forma asset base, in which Viper expects to own an average 1.9% net royalty interest (34.2 net 100% royalty wells).

After giving pro forma effect to the Pending Acquisition, Viper’s estimated proved developed reserves as of December 31, 2022 would have totaled 63,193 MBbls of oil, 200,994 MMcf of natural gas and 31,384 MBbls of natural gas liquids, for a total of 128,076 MBOE. Viper’s estimated proved undeveloped reserves as of December 31, 2022 would have totaled 28,134 MBbls of oil, 65,224 MMcf of natural gas and 11,921 MBbls of natural gas liquids, for a total of 50,926 MBOE. Viper’s estimated net proved reserves as of December 31, 2022 would have totaled 91,327 MBbls of oil, 266,218 MMcf of natural gas and 43,305 MBbls of natural gas liquids, for a total of 179,002 MBOE. These estimates are based on (i) a reserve report prepared by Viper’s internal reservoir engineers as of December 31, 2022 and audited by Ryder Scott Company, L.P. with respect to Viper’s 2022 year-end reserves, which audit report was previously filed with the SEC, and (ii) reserve estimates prepared by DeGolyer and MacNaughton Corp, an independent petroleum engineering firm, in its reserve report relating to the assets to be acquired in the Pending Acquisition as of April 1, 2023, attached hereto as Exhibit 99.4. See Exhibit 99.3 for additional information.

Full Year 2023 Guidance Update

On October 12, 2023, Viper reaffirmed the full year 2023 production and cost guidance that it released on July 31, 2023.

Item 8.01. Other Events.

Notes Offering

On October 12, 2023, Viper issued a press release announcing that it proposes to offer, subject to market conditions and other factors, $400.0 million aggregate principal amount of its Senior Notes due 2031 (the “Notes”). The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). Viper intends to loan the net proceeds to Viper OpCo to pay a portion of the cash consideration for the Pending Acquisition (if it occurs). A copy of the press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Viper is under no obligation, and has no intention, to register the Notes under the Securities Act or any state securities laws in the future. This report is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Viper assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding the pending acquisition and any potential capital markets transactions and other funding sources for the Pending Acquisition. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper. Information concerning these risks and other factors can be found in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K and any amendments thereto, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Viper undertakes no obligation to update or revise any forward-looking statement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1*
Audited combined statements of revenues and direct operating expenses of the mineral and royalty interests owned by Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings LP for the years ended December 31, 2022 and 2021.

99.2*
Unaudited combined statements of revenues and direct operating expenses of the mineral and royalty interests owned by Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings LP for the six months ended June 30, 2023 and 2022.

99.3*	Unaudited pro forma condensed combined statements of revenues and direct operating expenses for the year ended December 31, 2022 and the six months ended June 30, 2023.
99.4*
Report on estimates of reserves with respect mineral and royalty interests subject to the Pending Acquisition prepared by DeGolyer and MacNaughton Corp, an independent petroleum engineering firm, as of April 1, 2023.

99.5**	Press Release dated October 12, 2023 entitled “Viper Energy Partners LP, a subsidiary of Diamondback Energy, Inc., Launches $400 Million Offering of Senior Notes.”
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*	Furnished herewith.
**	Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY PARTNERS LP

		By:	Viper Energy Partners GP LLC, its general partner
Date:	October 12, 2023

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary